Exhibit 15.3

Ernst & Young Ltda.
Huérfanos 770, 5th floor
Santiago, Chile

Tel: +56 2 6761000
Fax: +56 2 6761010
www.ey.com/cl

AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement (Form F-3ASR No. 333-163952) of Brookfield Infrastructure Partners L.P. and in the related shelf base prospectus of our report dated February 5, 2010, with respect to the consolidated financial statements and schedules of ETC Holdings Ltd. and subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

Santiago, Chile	Ernst & Young Ltda.
May 26, 2010	Independent Auditors